                                                                       EX-23.02

                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated July 21, 2000, with respect to the financial statements of Intersil Holding Corporation, in this Registration Statement (Form S-1) to register 11,000,000 shares of common stock, included in the Form S-1 (File no. 333-44606) and related Prospectus of Intersil Holding Corporation.



                                                 /s/ Ernst & Young LLP





Jacksonville, Florida
September 12, 2000